UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/28/2009

EnteroMedics Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33818

Delaware	48-1293684
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2800 Patton Road
St. Paul, MN 55113
(Address of principal executive offices, including zip code)

651-634-3003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in our Current Report on Form 8-K filed on November 24, 2008 (the "Original 8-K"), EnteroMedics Inc. (the "Company") previously entered into a loan and security agreement (the "Loan Agreement") with Silicon Valley Bank ("SVB"), Western Technology Investment ("WTI") and Horizon Technology Management LLC ("Horizon" and, collectively with SVB and WTI, the "Lenders") on November 18, 2008, pursuant to which the Lenders agreed to make term loans (each, a "Term Loan") to the Company in an aggregate principal amount of up to $20.0 million, on the terms and conditions set forth in the Loan Agreement.

As described in the Original 8-K, on November 21, 2008, SVB and WTI each closed on the funding of a Term Loan in the aggregate principal amount of $10.0 million and $5.0 million, respectively, under the Loan Agreement. The Loan Agreement provided that the additional $5.0 million draw from Horizon was to be available and automatically fund under the terms of the Loan Agreement if and when the trading price of our common stock on the NASDAQ Global Market met or exceeded a target amount on or before June 30, 2009. The Company's trading price recently achieved this target amount and therefore, on April 28, 2009, the automatic funding of the additional $5.0 million from Horizon was made to the Company under the Term Loan funding arrangement established under the Loan Agreement.

Under the terms of the Loan Agreement, as part of the Term Loan draw from Horizon, on April 28, 2009 the Company issued a warrant (the "Warrant") to Horizon to purchase an aggregate number of shares equal to $495,000 divided by the exercise price of the Warrant. The Warrant gives Horizon the option to purchase either (i) shares of the Company's common stock with a per share exercise price equal to $1.668, or (ii) shares of the Company's stock (including common stock) issued in an equity financing that occurs after the Warrant issue date and on or before May 18, 2010 at the per share price of the stock sold in the financing.

Information relating to the funding arrangement and the related agreements was summarized in the Original 8-K, which is incorporated herein by reference. The foregoing summary of the funding arrangement and the related agreements is qualified in its entirety by reference to the full texts of the Loan Agreement filed as an exhibit to the Original 8-K and the form of Warrant, which was filed with the SEC as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, all of which are incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The information set forth under Item 2.03 above is incorporated herein by reference. The sale and issuance of the securities described in the paragraphs above were deemed to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act. The Warrant contains representations to support the Company's reasonable belief that Horizon had access to information concerning the Company's operations and financial condition, that Horizon is acquiring the Warrant for its own account and not with a view to the distribution thereof, and that Horizon is an "accredited investor" as defined by Rule 501 promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnteroMedics Inc.

Date: April 29, 2009	By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer